UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2019 (December 26, 2019)

PROFICIENT ALPHA ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-38925	83-1505892
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Wall St., 29th floor New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (917) 289-0932

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PAAC	The NASDAQ Stock Market LLC
Warrants to purchase one share of Common Stock	PAACW	The NASDAQ Stock Market LLC
Rights to receive one-tenth (1/10) of one share of Common Stock	PAACR	The NASDAQ Stock Market LLC
Units, each consisting of one share of Common Stock, one Warrant and one Right	PAACU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 26, 2019, the Board of Directors (the “Board”) of Proficient Alpha Acquisition Corp., a Nevada corporation (the “Company”) approved an increase in the size of the Board from six (6) directors to seven (7) directors and appointed Mr. Shih-Chung Chou to serve as a Class II director to fill the vacancy created as a result of the increase in the size of the Board.

Mr. Shih-Chung Chou, age 58, has over 20 years of experience in establishing and leading successful business ventures in the finance and real-estate industries in Asia, especially China. He is the founder and shareholder of National Agricultural Holding Limited, a rural market-based company that integrates financial services, agricultural product trading, information, industry and science research. He has been serving as the Chief Executive Officer of Shanghai Kongsheng Industrial Co., Ltd., a real estate development, investment and management company, since February 1997. From June 2005 to November 2013, he served as the M&A Department Manager of Qianlong Technology International Holding Limited. From December 1993 to January 1997, he served as the General Manager of Shanghai Gaosheng Real Estate Development Co., Ltd., a consulting service provider in financial and real estate investment. Mr. Chou received his Bachelor’s degree in Business from Tunghai University and an EMBA degree from Hong Kong University of Science and Technology. He is qualified to serve on the Board due to his extensive knowledge of the financial and investment industry.

There are no family relationships between Mr. Chou and any director or executive officer of the Company. Other than as set forth below, there There are no transactions between the Company and Mr. Chou that are subject to disclosure under Item 404(a) of Regulation S-K.

In September 2018, the Company issued 431,250 shares of common stock of the Company to Mr. Chou in a private placement prior to the Company's initial public offering (the "IPO") at a price of $0.20 per share. Simultaneously with the closing of the IPO on June 3, 2019, the Company consummated a sale of 5,375,000 warrants in a private placement to Mr. Chou at a price of $1.00 per warrant.

On July 24, 2019, the Company and Mr. Chou entered into an unsecured promissory note for a principal amount of up to $800,000 to be used by the Company for working capital purposes..

Item 8.01 Other Events.

On December 17, 2019, the Company entered into a non-binding letter of intent with a potential target company for an initial business combination between the Company and such potential target company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2019

PROFICIENT ALPHA ACQUISITION CORP.

By:	/s/ Kin Sze
Name: Kin Sze
Title: Chief Executive Officer

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